UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Settlement Agreement

On October 30, 2024, the Supreme Court of the State of New York entered a judgment against us in favor of Bernheim Investment Fund SICAV (“Bernheim”) for the sum of $2,486,128.73. In October of 2025, we agreed with Bernheim to settle the judgment for a payment of €1,070,000 (the “Bernheim Settlement”). We have paid the amount outstanding under the Bernheim Settlement, and on October 24, 2025 Bernheim filed a Satisfaction of Money Judgment with the Supreme Court of the State of New York.

October SEPA

We entered into a Standby Equity Purchase Agreement with YA II PN, Ltd. (“Yorkville”), dated October 20, 2025 (the “October SEPA”), pursuant to which we shall have the right to issue and sell to Yorkville, and Yorkville shall purchase from us, up to $25 million in aggregate gross purchase price (the “Commitment Amount”) of newly issued fully paid shares of our common stock. The October SEPA shall terminate on the earliest of (i) October 20, 2028 and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the October SEPA for shares of our common stock equal to the Commitment Amount. Each sale that we request under the October SEPA (an “Advance”) may be for a number of shares of common stock that we may determine, subject to certain limitations set forth in the October SEPA. The shares of common stock purchased pursuant to an Advance delivered by us will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day. The purchase is subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it owning more than 4.99% of our common stock.

In connection with the execution of the October SEPA, we agreed to pay a commitment fee of $500,000 as consideration for Yorkville’s irrevocable commitment to purchase the shares of common stock upon the terms and subject to the satisfaction of the conditions set forth in the October SEPA. Half of such commitment fee is to be paid in cash on the six-month anniversary of the October SEPA, and the remainder of which is to be paid in cash on the twelve month anniversary of the October SEPA.

In connection with the October SEPA, Yorkville agreed to advance to the Company the principal amount of $2,500,000 (the “Pre-Paid Advance”) in exchange for the issuance of a promissory note in the principal amount of $2,500,000 (the “Promissory Note”). Of such funds, (i) $1,300,000 was advanced on October 20, 2025 which was deposited into escrow and used primarily for the Bernheim Settlement and (ii) $1,200,000 was advanced on October 24, 2025 upon conclusion of the Bernheim Settlement, of which (a) $155,000 shall be used to repay the promissory note that we issued to Yorkville in April 2025, (b) $250,000 shall to be used as payment of an implementation fee for the October SEPA and (c) the remaining $795,000 be used by the Company for working capital purposes.

The Promissory Note may be converted by Yorkville into shares of common stock, such shares shall be valued at the lower of (i) $.006 per share (the “Fixed Price”) or (ii) 95% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the date of such conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price (as defined below) then in effect. On the fourth Trading Day following the listing of our common stock on a national exchange (the “Fixed Price Reset Date”), the Fixed Price shall be adjusted (downwards only) to equal the average VWAP for the three trading days immediately prior to the Fixed Price Reset Date. The “Floor Price” respect to the Variable Price, shall mean, (i) prior to an uplisting of our common stock to a national exchange, nil, and (ii) following such an uplisting, 20% of the initial listing price on such exchange.

At any time during the Commitment Period that there is a balance outstanding under the Promissory Note, Yorkville may deliver notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of common stock to Yorkville pursuant to an Advance (an “Investor Advance”) in an amount not to exceed the balance owed under the Promissory Note outstanding on the date of delivery of such Investor Notice. As a result of an Investor Advance, the amounts payable under the Promissory Note will be offset by such amount subject to each Investor Advance.

The foregoing description of each of the October SEPA and the Promissory Note is not complete and is qualified in its entirety by reference to the copy of those documents filed herewith as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

On April 21, 2025, we entered into a Standby Equity Purchase Agreement with Yorkville (the “April SEPA”), pursuant to which we had the right to issue and sell to Yorkville newly issued fully paid shares of our common stock. We entered into a Mutual Agreement with Yorkville to terminate the April SEPA as of August 25, 2025. We were due to pay a commitment fee and an implementation fee under the April SEPA, but as part of the Mutual Agreement, Yorkville waived any rights that it had to such fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K  is incorporated herein by reference.

On October 20, 2025, we issued and sold the Promissory Note to Yorkville in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We offered and sold the Promissory Note to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act without the involvement of any underwriter.

Item 8.01 Other Events

In October 2025, we paid the amount outstanding under the Bernheim Settlement, and Bernheim filed a Satisfaction of Money Judgment with the Supreme Court of the State of New York. We do not have any outstanding judgments against us at this time.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

4.1	Promissory Note, dated as of October 20, 2025
10.1	Standby Equity Agreement, dated as of October 20, 2025, between micromobility.com, Inc. and YA II PN, Ltd.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2025

micromobility.com Inc.

By:	/s/ Gian Luca Spriano
Name: Title:	Gian Luca Spriano Chief Executive Officer